Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form S-1, of our report dated June 29, 2020, relating to the balance sheet of Deerfield Healthcare Technology Acquisitions Corp. as of May 22, 2020, and the related statements of operations, changes in stockholder’s equity and cash flows for the period from May 8, 2020 (inception) through May 22, 2020, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
July 15, 2020